Pacific Select Fund NSAR 12-31-12

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000950123-12-012229 filed on September 27, 2012, and incorporated by reference herein:

Schedule A to Advisory Agreement




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0000950123-13-000341 filed on January 22, 2013, and incorporated by reference herein:

Advisory Fee Waiver Agreement - Long/Short Large-Cap Portfolio

Advisory Fee Waiver Agreement - Small-Cap Equity Portfolio

Advisory Fee Waiver Agreement - Large-Cap Growth Portfolio

Interim Management Agreement - BlackRock Investment Management, LLC

Amendment No. 4 to Portfolio Management Agreement - J.P. Morgan
Investment Management Inc.

Amendment No. 5 to Portfolio Management Agreement - J.P. Morgan
Investment Management Inc.

Amendment No. 7 to Portfolio Management Agreement - MFS Investment Management

Subadvisory Agreement - Scout Investments, Inc.